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HECO Exhibit 99.4

Hawaiian Electric Company, Inc.

Written Statement of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report of Hawaiian Electric Company, Inc. (HECO) on Form 10-Q for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission (the HECO Report), I, T. Michael May, Chief Executive Officer of HECO, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The HECO Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)

The HECO consolidated information contained in the HECO Report fairly presents, in all material respects, the financial condition as of March 31, 2003 and results of operations for the quarter ended March 31, 2003 of HECO and its subsidiaries.

/s/ T. MICHAEL MAY

T. Michael May President and Chief Executive Officer of HECO Date: May 9, 2003

A signed original of this written statement required by Section 906 has been provided to Hawaiian Electric Company, Inc. and will be retained by Hawaiian Electric Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.